Exhibit 99.1

Mersana Therapeutics Reports Additional Positive Interim Phase 1 Clinical Data
for Emi-Le in Oral Presentation at 2025 ASCO Annual Meeting

•	31% confirmed ORR (8 responses in 26 evaluable patients) across B7-H4 high tumors at intermediate doses

o	44% confirmed ORR (7 responses in 16 evaluable patients) in the subset of patients with ≤4 prior lines of therapy

CAMBRIDGE, Mass., June 2, 2025 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced additional interim Phase 1 clinical data for emiltatug ledadotin (Emi-Le; XMT-1660), the company’s B7-H4-directed Dolasynthen ADC. These data are being presented in an oral session today at the American Society of Clinical Oncology (ASCO) 2025 Annual Meeting in Chicago, Illinois.

The presentation will focus on Emi-Le’s Phase 1 dose escalation and backfill cohorts as of a March 8, 2025 data cut-off in patients with triple-negative breast cancer (TNBC); hormone-receptor-positive, human epidermal growth factor receptor 2-negative breast cancer; ovarian cancer; endometrial cancer and adenoid cystic carcinoma type 1 (ACC-1).

“We are excited to share additional interim data in an oral presentation at ASCO,” said Martin Huber, M.D., President and Chief Executive Officer of Mersana Therapeutics. “The results from our dose escalation and backfill cohorts led us to focus our initial expansion work on patients with TNBC who have previously been treated with a topoisomerase-1 inhibitor ADC, a population with high unmet need that we believe Emi-Le may be uniquely suited to address within the B7-H4 ADC field. We also continue to be encouraged by the activity observed in other B7-H4-expressing tumor types, demonstrating Emi-Le’s broader development potential. On behalf of the Mersana team, we would like to express our gratitude to the patients and investigators who have participated in this clinical trial.”

Safety and tolerability as of the March 8, 2025 data cut-off were consistent with initial data previously reported in January 2025, and no new safety signals were observed. Additionally, the following clinical activity data are being presented from evaluable patients (those with measurable disease at baseline and at least one post-baseline scan):

•	31% confirmed objective response rate (ORR) (8/26) across all enrolled tumor types with B7-H4 high tumor expression (defined as a tumor proportion score of 70% or higher) receiving intermediate Emi-Le doses (38.1 milligrams per meter squared (mg/m2) to 67.4 mg/m2 per cycle).

o	44% confirmed ORR (7/16) in the subset of patients with ≤4 prior lines of therapy.

•	56% ORR (5/9, including one unconfirmed response as of the March 8, 2025 data cut-off that was subsequently confirmed) in ACC-1 regardless of dose and B7-H4 expression. Among all ACC-1 patients who were enrolled in the Phase 1 clinical trial, the median progression free survival (PFS) had not yet been reached as of the March 8, 2025 data cut-off. ACC-1 is a rare and aggressive cancer that most frequently originates in the salivary glands. With no approved therapies, median PFS and median overall survival for patients with ACC-1 are reported to be 2-3 months and 2-3 years, respectively.[1]

1 Sources: Ferrarotto et al., Clin Can Res. 2020; de Sousa Clin Can Res. 2023; Hanna et al., Cancer Res Commun. 2023; Ferrarotto et al., Abs 903P, ESMO 2023

“The clinical activity observed for emiltatug ledadotin across all enrolled tumor types is encouraging, and its safety and tolerability profile appears differentiated from many other ADCs,” said Antonio Giordano, MD, Ph.D., Assistant Professor of Medicine, Harvard Medical School, Dana-Farber Cancer Institute. “The objective responses were particularly notable in patients with late-stage triple-negative breast cancer who were previously treated with topoisomerase-1 inhibitors and in patients with ACC-1, both of which are aggressive and difficult-to-treat cancers with high unmet need.”

The 2025 ASCO Annual Meeting data presentation can be accessed on the Publications section of the Mersana website at www.mersana.com.

About Emi-Le

Emi-Le is a B7-H4-directed Dolasynthen ADC with a precise, target-optimized drug-to-antibody ratio (DAR 6) and a proprietary auristatin payload with controlled bystander effect. This candidate is being investigated in Mersana’s ongoing Phase 1 clinical trial. The dose expansion portion of the Phase 1 clinical trial is enrolling patients with triple-negative breast cancer (TNBC) who have received one to four prior treatment lines, including at least one topoisomerase-1 inhibitor (topo-1) ADC.

The U.S. Food and Drug Administration has granted two Fast Track designations to Emi-Le for the treatment of 1) adult patients with advanced or metastatic triple-negative breast cancer, and 2) advanced or metastatic HER2 low / HER2 negative breast cancer post-topo-1 ADC (including TNBC and certain HR+ breast cancers). For more information about Mersana’s ongoing Phase 1 trial of Emi-Le, please visit clinicaltrials.gov (NCT05377996).

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that have generated a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes Emi-Le (emiltatug ledadotin; XMT-1660), a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning the potential clinical benefits of and opportunity for Emi-Le and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including Emi-Le; the risk that Mersana may face delays in patient enrollment in its Phase 1 clinical trial of Emi-Le; the risk that outcomes of preclinical studies may not be predictive of clinical trial results; the risk that initial or interim results from a clinical trial may not be predictive of the final results of the trial or the results of future trials; the risk that clinical trial data may not support regulatory applications or approvals; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations;; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 15, 2025, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com